                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 27, 1998



                             YURIE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)



State or other jurisdiction of incorporation:  Delaware

Commission File No.:  0-36413

I.R.S. Employer Identification No.:  52-1778987

Address of principal executive offices:       8301 Professional Place
                                              Landover, Maryland 20785-2237

Registrant's telephone number, including area code:  (301) 352-4600

Former name or former address, if changed since last report:    Not applicable
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On April 27, 1998, Yurie Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lucent Technologies Inc., a Delaware corporation ("Parent") and Reindeer Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Purchaser"), in accordance with the terms and subject to the conditions of which (i) Parent has caused the Purchaser to commence a tender offer (the "Offer") for all of the outstanding common stock, $.01 par value per share (the "Shares") of the Company at a price of $35.00 per Share, net to the seller in cash and without interest thereon, and (ii) the Purchaser will be merged with and into the Company (the "Merger") upon the consummation of the Offer. As a result of the Offer and the Merger, the Company will become a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, the Purchaser commenced the Offer on April 30, 1998. The Offer is scheduled to expire at 12:00 Midnight, New York City time, on May 28, 1998, unless the Offer is extended. Consummation of the Offer is subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of certain other customary conditions. The Merger Agreement is filed with this report as
Exhibit 99.1 and is incorporated herein by reference.

         Parent, the Purchaser and certain principal stockholders of the Company (the "Stockholders") have entered into a Stockholders Agreement dated as of April 27, 1998, pursuant to which each Stockholder has agreed to tender its Shares into the Offer. These Shares represent approximately 57% of the outstanding Shares (determined on a fully diluted basis). The Stockholders Agreement is filed with this report as Exhibit 99.2 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1 Agreement and Plan of Merger, dated as of April 27, 1998, among Parent, Purchaser and the Company.

                  99.2 Stockholders Agreement, dated as of April 27, 1998, among Parent, Purchaser and certain stockholders of the Company.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       YURIE SYSTEMS, INC.


                                       By: /s/ Harry D'Andrea
                                          -------------------------------------
                                          Harry D'Andrea
                                          Chief Financial Officer
                                            and Treasurer


Dated:  May 11, 1998
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                                  EXHIBIT INDEX


     Exhibit         Description
     -------         -----------
      99.1        Agreement and Plan of Merger, dated as of April 27, 1998,
                  among Parent, Purchaser and the Company

      99.2        Stockholders Agreement, dated as of April 27, 1998, among
                  Parent, Purchaser and certain stockholders of the Company